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Exhibit 5.2

August 20, 2026

OneMain Holdings, Inc.
OneMain Finance Corporation
601 N.W. Second Street
Evansville, Indiana 47708

RE:  OneMain Finance Corporation: Senior Notes Offering

Ladies and Gentlemen:

We have acted as special United States counsel to OneMain Finance Corporation, an Indiana corporation (the “Company”), in connection with the public offering of $600,000,000 aggregate principal amount of the Company’s 7.125% Senior Notes due 2034 (the “Notes”) to be issued under the Indenture, dated as of December 3, 2014 (the “Base Indenture”), as amended and supplemented by the Twenty-Fifth Supplemental Indenture, dated as of August 20, 2026 (the “Twenty-Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, OneMain Holdings, Inc., a Delaware corporation, as guarantor (the “Guarantor”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). The Indenture provides that the Notes are to be guaranteed by the Guarantor (such Guarantee (as defined below), together with the Notes, the “Securities”).

OneMain Holdings, Inc.
OneMain Finance Corporation
August 20, 2026

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)         the registration statement on Form S-3 (File No. 333-274956) of the Company and the Guarantor relating to debt securities and other securities of the Company and the Guarantor filed on October 13, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)         the prospectus, dated October 13, 2023 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)         the preliminary prospectus supplement, dated August 6, 2026 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)         the prospectus supplement, dated August 6, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)         an executed copy of the Underwriting Agreement, dated August 6, 2026 (the “Underwriting Agreement”), among the Company, the Guarantor, and Barclays Capital Inc. and BMO Capital Markets Corp. as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantor to the Underwriters of the Securities;

(f)          an executed copy of the Indenture, including Article XVII of the Base Indenture and Article 10 of the Twenty-Fifth Supplemental Indenture containing the guaranty obligations of the Guarantor (the “Guarantee”);

(g)         the global certificates evidencing the Notes, executed by the Company and registered in the name of Cede & Co. (the “Note Certificates”), delivered by the Company to the Trustee for authentication and delivery;

(h)         a copy of the Amended and Restated Certificate of Incorporation of the Guarantor, certified by the Secretary of State of the State of Delaware and certified pursuant to the Guarantor Secretary’s Certificate (as defined below) as being in effect on January 30, 2026 and August 4, 2026 and as of the date hereof;

OneMain Holdings, Inc.
OneMain Finance Corporation
August 20, 2026

(i)          a copy of the Restated Certificate of Incorporation of the Guarantor, formerly known as Springleaf Holdings, Inc., certified pursuant to the Guarantor Secretary’s Certificate as being in effect on November 19, 2014;

(j)          a copy of the Amended and Restated Bylaws of the Guarantor, as amended and certified pursuant to the Guarantor Secretary’s Certificate as being in effect on January 30, 2026 and August 4, 2026 and as of the date hereof;

(k)         a copy of the Amended and Restated Bylaws of the Guarantor, formerly known as Springleaf Holdings, Inc., certified pursuant to the Guarantor Secretary’s Certificate as being in effect on November 19, 2014;

(l)          a copy of certain resolutions of the Board of Directors of the Guarantor, adopted on November 19, 2014 and a copy of certain resolutions of the Board of Directors of the Guarantor, adopted on January 30, 2026 (the “January Resolutions”), and copies of certain approvals of Douglas H. Shulman and Jeannette E. Osterhout, authorized officers of the Guarantor pursuant to the January Resolutions, adopted on August 4, 2026;

(m)        an executed copy of a certificate of Michelle K. Mauerman, Assistant Secretary of the Company, dated the date hereof (the “Company Secretary’s Certificate”); and

(n)         an executed copy of a certificate of Michelle K. Mauerman, Assistant Secretary of the Guarantor, dated the date hereof (the “Guarantor Secretary’s Certificate” and, together with the Company Secretary’s Certificate, the “Secretary’s Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantor and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificates and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

OneMain Holdings, Inc.
OneMain Finance Corporation
August 20, 2026

As used herein, “Transaction Documents” means the Indenture, the Underwriting Agreement and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.          The Guarantee has been duly authorized by all requisite corporate action on the part of the Guarantor under the DGCL and, when the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantee will constitute the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following assumptions and qualifications:

(a)          we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)         we do not express any opinion with respect to any law, rule, regulation or order that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule, regulation or order is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)         except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules, regulations or orders, or to the extent any such provision purports to waive or alter, or has the effect of waiving or altering, any statute of limitations;

OneMain Holdings, Inc.
OneMain Finance Corporation
August 20, 2026

(e)          we do not express any opinion with respect to the enforceability of the provisions contained in Section 17.03 of the Base Indenture to the extent that such provisions limit the obligation of the Guarantor under the Indenture or any right of contribution of any party with respect to the Guarantee;

(f)          we do not express any opinion with respect to the enforceability of Article XVII of the Base Indenture to the extent that such section provides that the obligations of the Guarantor are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(g)          we do not express any opinion whether the execution or delivery of any Transaction Document by the Company or the Guarantor, or the performance by the Company or the Guarantor of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Guarantor or any of their respective subsidiaries;

(h)          the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any Specified Document that is not a Transaction Document;

(i)          we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document; and

(j)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document with respect to the choice of law or the choice of forum of the parties to such Transaction Document and we have assumed that such choices are valid and effective under all applicable laws.

In addition, in rendering the foregoing opinions we have also assumed that, at all applicable times:

(a)          the Company (i) was duly incorporated and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

OneMain Holdings, Inc.
OneMain Finance Corporation
August 20, 2026

(b)          the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c)          each of the Transaction Documents had been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)          neither the execution and delivery by the Company or the Guarantor of the Transaction Documents to which the Company or the Guarantor is a party nor the performance by the Company and the Guarantor of their respective obligations thereunder, including the issuance and sale of the Securities contemplated thereby: (i) conflicted or will conflict with the certificate of incorporation, bylaws, or any other comparable organizational document of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or the Guarantor or their respective properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements and instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s and the Guarantor’s combined Annual Report on Form 10-K for the year ended December 31, 2024), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or the Guarantor or their respective properties are subject, or (iv) violated or will violate any law, rule, regulation or order to which the Company or the Guarantor or their respective properties are subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

(e)          neither the execution and delivery by the Company or the Guarantor of the Transaction Documents to which the Company or the Guarantor is a party nor the performance by the Company and the Guarantor of their respective obligations thereunder, including the issuance and sale of the Securities contemplated thereby, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule, regulation or order of any jurisdiction; and

(f)          subsequent to the effectiveness of the Base Indenture and immediately prior to the effectiveness of the Twenty-Fifth Supplemental Indenture, the Base Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to the Securities.

Jeffrey M. Gershon, Associate General Counsel of the Company, may rely on this opinion letter, subject to the limitations and assumptions set forth in this opinion letter, as if it were addressed to him, in rendering his opinion dated the date hereof, which is to be filed herewith as Exhibit 5.1 to the Company’s and the Guarantor’s Current Reports on Form 8-K.

OneMain Holdings, Inc.
OneMain Finance Corporation
August 20, 2026

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJS